Exhibit 10.25

Factory Workshop and Electrical Renovation Project Contract

Owner: Xi’an Qinba Pharmaceuticals Co. Ltd. (Hereinafter “Party A”)

Contractor: Shaanxi Zi’an Property Development Limited Company (Hereinafter “Party B”)

In accordance with the Law of the People's Republic of China on Economic Contracts as well as relevant regulatory provisions by the State Administration of Construction (“SAC”) and Shaanxi Construction Committee, both Party A and Party B reach agreement (the “Contract”) as follows:

1.	Project overview and contracting plan
a.	Project name: the renovation of factory workshop of Xi’an Qinba Pharmaceuticals Co. Ltd (the “Project”)
b.	Project site: Xi’an Qinba Pharmaceuticals Co. Ltd
c.	Contracting plan: contract for labor and materials
d.	Project overview: see attachment
2.	Project content
Factory workshop and electrical renovation
3.	Project costs
Renovation costs are based on construction drawings as well as the operating and design requirements of Party A.
The total cost of this Project is: RMB 22,000,000. (Based on the unit price affirmed by Party A, upon completion, the cost will be based on auditing.)
4.	Project duration
Date of commence: December 1, 2011
Completion date: July. 31, 2012
5.	Quality requirements
All requirements are based upon professional standard of Architectural Decoration Project Construction Inspection by the SAC, and standards issued by the provincial construction committee and fire department, and the quality should reach the standard of “City Superior”. If quality issues occur after completion (not including issues caused by the use of Party A or any artificial damage), and Party B is responsible, Party A will enjoy one year free warranty and life-long repair service.
6.	Payment
a.	Party A shall pay Party B 80% of total project upon execution of this document.
b.	Halfway of Project progress, Party A shall pay Party B 10% of total project costs.
c.	Upon completion of the Project, Party A shall pay Party B 5% of total project costs.
d.	The final payment will serve as guarantee money and shall be paid to Party B within one year after the completion.
7.	Obligations
a.
Party A is obligated to provide 1) operating and design requirements of the Project, 2) Party B’s on-site use of water and electricity, 3) a construction materials transportation channel as well as necessary material storage area and design drawings, and 4) power distribution system, piping system, main valve position for water supply and drainage involved in decoration project; the construction site should be neat.

b.	Party B is responsible to provide project decoration construction drawings and project quoted price for Party A.
8.	Other matters
Both parties agree to the followings:
a.	The construction duration may be extended under special circumstances or force majeure. The responsible party shall be responsible for all the extra cost incurred.
b.
When the Project is amended or the material and workmanship has been changed, Party A shall affirm the comprehensive unit price and the final price should be signed by the person in charge on the site by Party A, and the adjustment shall be made to the final accounts of the completed Project. (If the change has been confirmed by Party A but Party A does not sign the certificate, the amount incurred remains effective.)

c.	When the work amount changed, the calculation will be determined by auditing of the completed construction.
d.	If either party breaches this Contract, the other party may appeal to the competent department or the arbitration organization.
e.	Other matters shall be settled through negotiation between both parties.
f.	This document shall be provided in two copies, with each party holding one copy with signatures of both parties. Both copies have the equal legal effect.

Owner:	Contractor:

Xi’an Qinba Pharmaceuticals Co. Ltd.	Shaanxi Zi’an Property Development Limited Company

(Official seal)	(Official seal)

Legal representative:	Legal representative:

Entrusted agent	Entrusted agent

Nov. 29, 2011

Attachment:

High efficiency particulate air (HEPA) filter in workshop renewal
Change of consumable items and filter of air-conditioning, water supply, air compression and boiler system
Air conditioning vents (air intakes of roof and some air outlets)
Anti-explosion storeroom reform
Change of broken glasses
Rust removal of equipment
Pipeline and line pave for workshop and inspection center
Atomic absorption exhaust facilities
Verify of instrument and meter
Old freezer of auxiliary material is too small and need to build a new cooling plant
Change and repair of allotropic color steel plate wall
Replace of floor arc corner section
Renewal of return air inlet racks and LED lighting
Storage room for highly toxic reagent
Interlocking system for all buffer rooms ( 4 suits)
Dryer hydrofuge blast pipe system to prevent flow backward in oral solid workshop
Renewal of all filters related to straight exhaust system
Differential pressure indicating device is broken and need a new one
Change of door locks
Reform dust exhaust facilities of oral solid weighting room, smash room, capsule filling room, tableting room and sugarcoating room
Renewal of electrical equipment of anti-explosion room in cleaning area
Ground repair
Workshop roof leak, water seepage and shed walls
Fire-fighting device of workshop
Reform liquid meter of water storage tank and makeup tank
Reform of traditional Chinese medicine and label storeroom

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